As filed with the U.S. Securities and Exchange Commission on August 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0134860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11804 North Creek Parkway South

Bothell, WA 98011

(Address of principal executive offices) (Zip code)

Alder BioPharmaceuticals, Inc. 2018 Inducement Award Plan

(Full title of the plan)

Robert W. Azelby

President and Chief Executive Officer

Alder BioPharmaceuticals, Inc.

11804 North Creek Parkway South

Bothell, WA 98011

(425) 205-2900

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

James B. Bucher Senior Vice President & General Counsel Alder BioPharmaceuticals, Inc. 11804 North Creek Parkway South Bothell, WA 98011 (425) 205-2900	Sonya F. Erickson Alan D. Hambelton Cooley LLP 1700 Seventh Avenue, Suite 1900 Seattle, WA 98101 Tel: (206) 452-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2018 Inducement Award Plan	3,000,000	$16.20 - $19.10	$53,965,000	$6,720
Total	3,000,000		$53,965,000	$6,720

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the 2018 Inducement Award Plan (the “Inducement Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock.

(2)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of (a) the weighted-average exercise price for options granted pursuant to the Inducement Plan as of the date of this Registration Statement and (b) $19.10, the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on August 3, 2018, with respect to the balance of the shares to be registered pursuant to the Inducement Plan. The chart below details the calculations of the registration fee:

Securities	Number of Shares of Common Stock	Offering Price Per Share		Aggregate Offering Price/ Registration Fee
Common Stock, par value $0.0001 per share, issuable upon the exercise of outstanding options granted under the Inducement Plan	1,150,000	$16.20	(2)(a)	$18,630,000
Common Stock, par value $0.0001 per share, reserved for future grant under the Inducement Plan	1,850,000	$19.10	(2)(b)	$35,335,000
Proposed Maximum Aggregate Offering Price:				$53,965,000
Registration Fee:				$6,720

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) the description of the Registrant’s Common Stock which is contained in the Registrant’s registration statement on Form 8-A filed on April 29, 2014 (File No. 001-36431) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

(b) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the Commission on February 26, 2018;

(c) the Registrant’s Quarterly Reports on Form 10-Q, filed with the Commission on May 8, 2018 and August 7, 2018;

(d) the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 8, 2018, January 11, 2018, January 19, 2018, February 1, 2018, February 9, 2018, February 13, 2018, February 23, 2018, March 20, 2018, April 16, 2018, April 26, 2018, May 25, 2018, June 11, 2018 and July 23, 2018; and

(e) all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to the corporation or to its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock of Alder BioPharmaceuticals, dated January 12, 2018.

4.3(3)	Amended and Restated Bylaws.

4.4(4)	Base Indenture, dated February 1, 2018, between the Company and U.S. Bank National Association, as Trustee.

4.5(5)	First Supplemental Indenture, dated February 1, 2018, between the Company and U.S. Bank National Association, as Trustee (including the form of 2.50% convertible senior notes due 2025).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page hereto).

99.1(6)	2018 Inducement Award Plan.

99.2(7)	Form of Stock Option Grant Notice and Option Agreement (Time-Based Vesting) for the 2018 Inducement Award Plan.

99.3(8)	Form of Stock Option Grant Notice and Option Agreement (Performance-Based Vesting) for the 2018 Inducement Award Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36431), filed with the Commission on May 13, 2014 and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36431), filed with the Commission on January 19, 2018 and incorporated herein by reference.
(3)

Previously filed as Exhibit 3.5 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-194672), filed with the Commission on April 25, 2014 and incorporated herein by reference.

(4)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36431), filed with the Commission on February 1, 2018 and incorporated herein by reference.
(5)	Previously filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36431), filed with the Commission on February 1, 2018 and incorporated herein by reference.
(6)	Previously filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36431), filed with the Commission on August 7, 2018 and incorporated herein by reference.
(7)	Previously filed as Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36431), filed with the Commission on August 7, 2018 and incorporated herein by reference.
(8)	Previously filed as Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36431), filed with the Commission on August 7, 2018 and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 7th day of August, 2018.

ALDER BIOPHARMACEUTICALS, INC.

By:	/s/ Robert W. Azelby
Robert W. Azelby
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Azelby, Larry K. Benedict and James B. Bucher, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Azelby Robert Azelby	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2018

/s/ Larry K. Benedict Larry K. Benedict	Executive Vice President and Principal Accounting Officer (Principal Financial and Accounting Officer)	August 7, 2018

/s/ Paul Carter Paul Carter	Director	August 7, 2018

/s/ Paul Cleveland Paul Cleveland	Director	August 7, 2018

/s/ Jeremy Green Jeremy Green	Director	August 7, 2018

/s/ A. Bruce Montgomery, M.D. A. Bruce Montgomery, M.D.	Director	August 7, 2018

Deepa R. Pakianathan, Ph.D.	Director

/s/ Heather Preston, M.D. Heather Preston, M.D.	Director	August 7, 2018

/s/ Clay B. Siegall, Ph.D. Clay B. Siegall, Ph.D.	Director	August 7, 2018

/s/ Wendy Yarno Wendy Yarno	Director	August 7, 2018